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                               SECURITY AGREEMENT

                                                                 October 6, 2000
LipoMed, Inc.
3009 New Bern Avenue
Raleigh, North Carolina 27610
(Hereinafter referred to as the "Debtor")

First Union National Bank
150 Fayetteville Street Mall
Suite 600
Raleigh, North Carolina 27602
(Hereinafter referred to as the "Bank")

For value received and to secure the payment and performance of the Promissory Note executed by the Debtor dated October 6, 2000, in the original principal amount of $2,000,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents (defined below), and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. (S) 101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon certain of Debtor's personal property (excluding Debtor Intellectual Property, Oxford Equipment, and Centura Accounts, each as defined below), including, without limitation, the following described property, now owned or hereafter acquired, any additions, accessions, or substitutions thereof and thereto (including but not limited to investment property and security entitlements), and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

.. All accounts, contract rights, leases, and any other rights of Debtor to payment for goods sold or leased or for services rendered, chattel paper, instruments, documents, stock and bonds, together with all cash and non-cash proceeds thereof (including investment property, security entitlements, and dividends), and all credit insurance, guaranties, letters of credit, and other security for any of the foregoing;

.. All furniture, furnishings, fixtures, equipment, machinery, accessories, moveable trade fixtures, goods held for sale or being processed for sale in Debtor's business, including all raw materials, supplies, and other materials used or consumed in Debtor's business, goods in process, finished goods, and all other items customarily classified as inventory (excluding specifically any equipment, machinery, accessories, and similar items which may now or in the future be covered under that certain Master Loan and Security Agreement dated September 27, 2000 between Debtor and Oxford Venture Finance, LLC (such excluded equipment being the "Oxford Equipment")); building improvement and construction materials, supplies and equipment (the foregoing fixture Collateral is located at or affixed to real property known as 3009 New Bern Avenue, Raleigh, North Carolina;

.. All instruments, documents, chattel paper, goods, moneys, securities, drafts, and other property of Debtor now in possession of and at any time and from time to time hereafter delivered to Bank, its agents or affiliates, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of Debtor's deposits, demand deposit accounts, checking accounts, time savings accounts, certificates of deposit, balances, sums, proceeds, and credits with, and any of its claims against Bank and affiliates of Bank, at any time existing, together with the increases and profits received therefrom and the proceeds thereof, including insurance payable because of loss or damage thereto, excepting specifically from the foregoing certain certificate of deposit accounts with Centura Bank which serve as collateral under certain equipment lease agreements between Debtor and Centura Bank (such excepted accounts being the "Centura Accounts");

.. All general intangibles (including, without limitation, all contract rights, tax refunds and tax refund claims, choses in action, causes of action, corporate or other business records, goodwill, claims under guaranties, security interests or other security held or granted to secure payment of contracts by account debtors, all rights to indemnification and all other intangible property of every kind and nature) excepting specifically Debtor's interest in inventions, computer software programs, applications, and all related documentation, designs, design rights, know-how, patents, patent applications, registered and unregistered trademarks, trade names, trade secrets, and registered and unregistered copyrights, including amendments, renewals, extensions, and all licenses or other rights to use the same and all license fees and royalties from such use (such excepted property being collectively the "Debtor Intellectual Property");

.. All parts, replacements, substitutions, profits, products and cash and non-cash proceeds of the foregoing (including insurance and condemnation proceeds payable by reason of condemnation of or loss or damage thereto and excluding any such proceeds and products of Debtor Intellectual Property, Oxford Equipment, and Centura Accounts) in any form and wherever located; and

.. All books and records relating to any of the foregoing.

Debtor hereby represents and agrees that:

OWNERSHIP. Except as disclosed on Schedule A attached hereto, Debtor owns the
                                  ----------
Collateral. Except as disclosed on Schedule A attached hereto, the Collateral is
                                   ----------
free and clear of all liens, security interests, and claims, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Bank except as is specifically disclosed to Bank on Schedule A attached hereto.
        ----------

NAME AND OFFICES. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the 5 years preceding the date of execution of this Security Agreement and Debtor has not moved its executive offices or residence within the 5 years preceding the date of execution of this Security Agreement except as previously reported in writing to Bank. The taxpayer identification number of Debtor as provided herein is correct.

TITLE/TAXES. Debtor has (except as disclosed on Schedule A) good and marketable title to the Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease the Collateral (except in the ordinary course of business). Debtor agrees to pay promptly all taxes and assessments upon or for the use of the Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Except as otherwise provided herein or in the other Loan Documents, Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Debtor further agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Except as otherwise provided herein or in the other Loan Documents, Debtor waives all exemptions and homestead rights with regard to the Collateral. Except as otherwise provided herein or in the other Loan Documents, Debtor waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral.

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EXTENSIONS, RELEASES. Debtor agrees that Bank may extend, renew or modify any of the Obligations and grant any releases, compromises or indulgences with respect to any security for the Obligations, or with respect to any party liable for the Obligations, all without notice to or consent of Debtor and without affecting the liability of Debtor or the enforceability of this Security Agreement.

NOTIFICATIONS OF CHANGE. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business; (ii) Debtor's name or identity; or (iii) Debtor's corporate/organizational structure. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that Collateral is in good repair and condition (ordinary wear and tear excepted)and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of equipment to become a fixture to real estate or an accession to other personal property. Debtor represents it is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, Collateral, operations, business, and finances, including, without limitation, all applicable federal, state and local laws and regulations intended to protect the environment, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable, and/or any commercial crimes.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force casualty and hazard insurance on Collateral naming Bank as loss payee. Such insurance is to be in form and amounts satisfactory to Bank. All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor's expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as the Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without the Bank's prior written consent.

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ADDITIONAL COLLATERAL. If at any time Collateral is unsatisfactory to Bank, as determined by Bank in its reasonable, good faith judgment, then on demand of Bank, Debtor shall immediately furnish such additional Collateral satisfactory to Bank to be held by Bank as if originally pledged hereunder and shall execute such additional security agreements and financing statements as requested by Bank.

FINANCING STATEMENTS. No financing statement (other than any filed by Bank or disclosed on Schedule A referred to above) covering any of Collateral or
             ----------
proceeds thereof is on file in any public filing office. This Security Agreement, or a copy thereof, or any financing statement executed hereunder may be recorded. On request of Bank, Debtor will execute one or more financing statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor appoints Bank as its attorney-in-fact to execute such documents necessary to accomplish perfection of Bank's security interest. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding. Debtor further agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection of notation thereon.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord waives its rights, if any, in the Collateral.

STOCK, DIVIDENDS. If, with respect to any security pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional collateral, and any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Bank. If Debtor has granted to Bank a security interest in securities, Debtor acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Debtor agrees to execute such notices and instructions to securities intermediaries as Bank may reasonably request.

CONTRACTS, CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Debtor warrants that Collateral consisting of contract rights, chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms except as limited by law; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral. Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Bank except such amendments, waivers, modifications, or supplements as are

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not material or are entered into in the ordinary course of business. Bank's consent shall not be unreasonably withheld.

ACCOUNT INFORMATION. Debtor shall provide Bank with such account information as is required by the applicable provisions on the Loan Agreement between Debtor and Bank dated October 6, 2000, as may be amended from time to time.

ACCOUNT AND CONTRACT DEBTORS. After a Default occurs and only during the continuation of such Default, Bank shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including reasonable attorneys' fees and expenses, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor. After a Default occurs and only during the continuation of such Default, upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

If a Default occurs and only during the continuation of such Default, no discount, credit, or allowance shall be granted by Debtor to any account or contract debtor and no return of merchandise shall be accepted by Debtor without Bank's consent. Bank may, after Default and only during the continuation of such Default, settle or adjust disputes and claims directly with account contract debtors for amounts and upon terms that Bank considers advisable, and in such cases, Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions demanded by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

INVENTORY. So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor's inventory. Upon demand of Bank in the event of Default and only during the continuation of such Default, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Debtor shall comply with all federal, state, and local laws, regulations, rulings, and orders applicable to Debtor or its assets or business, in all respects. Without limiting the generality of the previous sentence, Debtor shall comply with all requirements of the federal Fair Labor Standards Act in the conduct of its business and the production of inventory. Debtor shall notify Bank immediately of any violation by Debtor of the Fair Labor Standards Act, and a failure of Debtor to so notify Bank shall constitute a continuing representation that all inventory then existing has been produced in compliance with the Fair Labor Standards Act.

INSTRUMENTS, CHATTEL PAPER. Any Collateral that is instruments, chattel paper and negotiable documents will be properly assigned to, deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its gross negligence or willful misconduct), (ii) its failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, or (iii) its failure to present or surrender for redemption, conversion or exchange any bond, stock, paper or other security whether in connection with any merger, consolidation, recapitalization, or reorganization, arising out of the refunding of the original security, or for any other reason, or its failure to notify any party hereto that Collateral should be so presented or surrendered.

TRANSFER OF COLLATERAL. The Bank may assign its rights in the Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to the Bank with respect to the property so transferred and delivered, and the Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred the Bank shall retain all rights and powers hereby given. Bank agrees to notify Borrower promptly following any such assignment.

SUBSTITUTE COLLATERAL. With prior written consent of Bank, other Collateral may be substituted for the original Collateral herein in which event all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute Collateral.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: (i) The failure of timely payment or performance of any of the Obligations or a default under any Loan Document; (ii) Any breach of any representation or agreement contained or referred to in this Security Agreement or other Loan Document which remains uncured for more than 30 days after receipt of written notice thereof; (iii) Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss; any sale (except the sale of inventory in the ordinary course of business), lease, or encumbrance of any of Collateral without prior written consent of Bank; or the making of any levy, seizure, or attachment on or of Collateral which is not removed within 20 days; or (iv) The dissolution of, termination of existence of, loss of good standing status by (which remains uncured for more than 60 days), or appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Debtor, its Subsidiaries or Affiliates which is not dismissed or stayed within 60 days ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101; and "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), if any, or any general partner of or the holder(s) of the majority ownership interests in Debtor or any party to the Loan Documents.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the Obligations shall be immediately due and payable, without notice, and, during the continuance of a Default, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render the Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in demand, checking, time, savings, certificate of deposit or other accounts of any nature maintained by Debtor with Bank or Affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale. Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to the Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS. (i) Amendments and Waivers. Except for waivers provided by the Bank, no waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by an officer of both parties. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to this Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.(ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Bank agrees to notify Borrower promptly following any such assignment. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the successors and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the State of North Carolina without regard to that state's conflict of laws principles. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control.
(iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the State of North Carolina. (v) Severability. If any provisio of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered personally or via overnight courier to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered personally or via overnight courier to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that the Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.
(viii) Loan Documents. The term "Loan Documents" refers to all documents, whether now or hereafter existing, executed in connection with the Obligations and may include, without limitation and whether executed by Borrower, Debtor or others, commitment letters, loan agreements, guaranty agreements, other security agreements, letters of credit, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, and any amendments or supplements (excluding swap agreements as defined in 11 U.S.C. (S)101). (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed.

                           LipoMed, Inc.


                           By: /s/ Richard Franco
                               -------------------------------------
                               Richard A. Franco, President

                                   SCHEDULE A
                     TO SECURITY AGREEMENT / LOAN AGREEMENT

Existing Liens, Encumbrances:

1. Certain equipment used in connection with the Debtor's business and located (or to be located) at the Debtor's facility will be subject to a security agreement and lien in favor of Oxford Venture Finance, LLC ("Oxford") and GE Capital Corporation pursuant to the terms of a Master Loan and Security Agreement dated September 27, 2000 between Debtor and Oxford (the "Master Loan Agreement"). The equipment financed under the Master Loan Agreement will be owned by Debtor and subject to a first priority lien in favor of Oxford. Debtor is currently finalizing its initial advance under the Master Loan Agreement; it is anticipated that up to $2,000,000 of equipment will be financed under this facility. UCC financings statements will be filed in connection with each equipment loan advance.

2. Pursuant to the terms of a Financial Assistance Agreement dated December 1, 1998 between Debtor and the North Carolina Biotechnology Center ("NCBC") and a Promissory Note in favor of NCBC in the principal amount of $99,298, NCBC is entitled to secure the obligations owed to it through a first lien (and the filing of appropriate UCC financing statements) on real or personal property purchased with funds received by Debtor from NCBC.

3. Debtor has pledged Certificate of Deposit Accounts maintained at Centura Bank in the aggregate amount of $135,000 as collateral to secure Debtor's obligations under [Equipment] Lease Agreements dated April 8, 1998, July 16, 1998 and March 29, 1999, respectively, between Debtor and Centura Bank. Centura Bank has filed UCC financing statements on the equipment leased under these agreements.

4. Debtor has entered into several equipment lease agreements for office and related equipment used in its business, pursuant to which the Lessors have filed UCC financing statements covering the leased equipment.

5. Debtor has issued Convertible Promissory Notes dated June 30, 1997, August 20, 1997 and September 26, 1997, respectively, in the aggregate principal amount of $300,000.00 to each of John W. Otvos, Michael A. Harpold, Charles A. Sanders, Daniel C. Arnold, Stephen K. Markham and Richard A. Franco (the "Lenders"), which are secured pursuant to a Security Agreement, dated as of June 30, 1997, as amended, executed by Debtor. The collateral securing the loans includes certain equipment, inventory, patent rights, copyrights, licensing rights and accounts of Debtor. The Lenders have filed UCC financing statements covering such collateral. Each of the Lenders has agreed to subordinate his rights under the Note and the Security Agreement to the rights of First Union pursuant to a Subordination Agreement dated as of October 6, 2000 by and among the Debtor, First Union National Bank and the Lenders.

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

                      FIRST AMENDMENT TO SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO SECURITY AGREEMENT (the "First Amendment") is entered into as of the 19 day of December, 2001 by and between LIPOMED, INC., a North Carolina corporation ("Debtor") and FIRST UNION NATIONAL BANK, N. A., a national banking association ("Bank").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, Debtor and Bank entered into a Security Agreement dated as of October 6, 2000, (the "Security Agreement"); and

         WHEREAS, the parties now desire to amend the Security Agreement effective as of the date hereof;

         NOW THERFORE, in consideration of mutual promises between the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following amendments to the Security Agreement:

1. References to the "Loan Documents" in the Security Agreement are hereby modified to include that Promissory Note from Borrower to Bank in the principal amount of $2,000,000.00 dated October 6, 2001, as modified by the Renewal Agreement dated July 17, 2001 (the "Renewal Agreement") and Modification and Estoppel Agreement dated of even date herewith (the "Note") and that Loan Agreement between Debtor and Bank dated October 6, 2000, as modified by the Renewal Agreement and amended by First Amendment to Loan Agreement dated of even date herewith, and as they may be modified, extended or renewed from time to time.

2. The Security Agreement is modified to provide that the security interest granted therein shall secure all obligations of Borrower under the Note and Loan Agreement, as amended, and the other Loan Documents, as amended, as well as all obligations of Borrower in connection with any letters of credit issued by Bank for the account of Borrower under the terms of the Loan Agreement, as amended.

3. Except as modified by this First Amendment, all terms and conditions of the Security Agreement remain in full force and effect. The Security Agreement as modified by this First Amendment, and all documents executed in connection therewith are ratified and confirmed by the parties, with those of said documents executed therewith applying to the Security Agreement now applying with full force and effect to the Security Agreement, as modified by this First Amendment.

4. This First Amendment may be executed in multiple counterparts which, taken together, shall be deemed one original.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

                                   BORROWER:

                                   LIPOMED, INC.

                                   By:   /s/ F. Ronald Stanton
                                      ------------------------------------------
                                   Print Name:  F. Ronald Stanton
                                              ----------------------------------
                                   Title: President and CEO
                                         ---------------------------------------

                                   (AFFIX CORPORATE SEAL)




                                   BANK:

                                   FIRST UNION NATIONAL BANK, N.A.

                                   By:   /s/ C. Douglass Riddle
                                      ------------------------------------------
                                   Print Name:   C. Douglass Riddle
                                              ----------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------


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